Registration No. 333-140456
Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Offering Summary
August 9, 2007
Relating to the Prospectus Supplement and Prospectus
Dated February 5, 2007
Eksportfinans ASA U.S. Medium-Term Note Program
Enhanced Yield Securities due March 5, 2008
Linked to the Claymore YieldStreamSM Energy Sector 10 Series 2007-A

Issuer:	Eksportfinans ASA

Underwriter:	Wachovia Capital Markets, LLC

Expected Pricing Date:	August • , 2007

Expected Settlement Date:	September • , 2007

Maturity Date:	March 5, 2008

Principal Amount:	Each security will have a principal amount of $10. Each security will be offered at an initial public offering price of $10. The securities are not principal protected.

Interest Rate:	• % per annum (expected to be between 12.50% and 13.50%, to be determined on the trade date), payable on the 5th of each month, beginning October 5, 2007 to and including the Maturity Date.

Market Measure:	The return on the securities is linked to the performance of the constituent stocks of the Claymore YieldStreamSM Energy Sector 10 Series 2007-A (“Claymore YieldStream Energy 10”).

Payment at Maturity:	On the maturity date, for each security you hold, you will receive a payment equal to the aggregate redemption amount, plus any accrued but unpaid interest in cash. The aggregate redemption amount is equal to the sum of the redemption amounts with respect to each constituent stock in the Claymore YieldStream Energy 10, and will be a cash payment equal to the principal amount of your securities, unless:

(a) a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream Energy 10; and

(b) the final stock price of any constituent stock of the Claymore YieldStream Energy 10 with respect to which a knock-in event has occurred is less than the initial stock price of that constituent stock.

The redemption amount with respect to each constituent stock of the Claymore YieldStream Energy 10 for which the conditions described in (a) and (b) did not occur will be $1. The redemption amount with respect to each constituent stock of the Claymore YieldStream Energy 10 for which the conditions described in (a) and (b) occurred will be an amount in cash equal to (i) $1 multiplied by (ii) the final stock price of that constituent stock divided by the initial stock price of that constituent stock.

If a knock-in event has occurred with respect to one or more of the constituent stocks and the final stock price of any such constituent stock is less than its initial stock price, you will lose some or all of your principal.

The initial stock price for each constituent stock of the Claymore YieldStream Energy 10 will equal the closing price per share of that constituent stock on the trade date. A knock-in event will occur if the market price of a constituent stock of the Claymore YieldStream Energy 10 multiplied by the share multiplier for that constituent stock at any time on any trading day, from the first trading day following the trade date to and including the valuation date, is less than or equal to the knock-in price of that constituent stock. The knock-in price for each constituent stock of the Claymore YieldStream Energy 10 will equal the price that is 20% below the initial stock price of that constituent stock.

CUSIP Number:	R2188Y536
     Claymore YieldStreamsm is a service mark of Claymore Securities, Inc.
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or and dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-888-215-4145 (or by calling 1-212-214-6282 (toll call) and asking for the Investment Solutions Group.

Enhanced Yield Securities due March 5, 2008
Linked to the Claymore YieldStreamSM Energy Sector 10 Series 2007-A
      This offering summary represents a summary of the terms and conditions of the Enhanced Yield Securities linked to the constituent stocks of the Claymore YieldStreamSM Energy Sector 10 Series 2007-A due March 5, 2008. We refer to the Claymore YieldStreamSM Energy Sector 10 Series 2007-A as the “Claymore YieldStream Energy 10”. You should not rely on this offering summary to make an investment decision and should read the preliminary pricing supplement, the prospectus supplement and the prospectus in their entirety before making an investment decision.
      Following are the constituent stocks of the Claymore YieldStream Energy 10:

		Portfolio	Initial	Knock-in
Constituent Stock Issuer	Ticker	Weighting	Stock Price	Price

Peabody Energy Incorporated	BTU	$1	$ •	$ •
Helix Energy Solutions Group, Inc.	HLX	$1	•	•
Quicksilver Resources Inc.	KWK	$1	•	•
Marathon Oil Corporation	MRO	$1	•	•
Pride International, Inc.	PDE	$1	•	•
Patterson-UTI Energy, Inc.	PTEN	$1	•	•
National Oilwell Varco, Inc.	NOV	$1	•	•
Valero Energy Corporation	VLO	$1	•	•
W-H Energy Services, Inc.	WHQ	$1	•	•
The Williams Companies, Inc.	WMB	$1	•	•
      The securities are not sponsored, endorsed or sold by Claymore Securities, Inc. or its parent or affiliates (“Claymore”). Claymore has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. Claymore makes no representation or warrant, express or implied, to any member of the public regarding the advisability of investment in securities generally or in the securities particularly. Claymore makes no warranty, express or implied, as to results to be obtained by owners of securities.
Description of the Claymore YieldStream Energy 10
      The constituent stocks of the Claymore YieldStream Energy 10 were selected by Claymore and are intended to create a moderately diversified basket of energy stocks that:

(a) includes constituent stocks which, if each such constituent stock were linked to a single stock reverse convertible security, each such reverse convertible security would provide a fixed income that is higher than a traditional debt security of the same or similarly rated issuer; and

(b) seeks to reduce the risks typically associated with single stock reverse convertible securities by diversifying those risks across 10 equally-weighted stocks.
The First-Tier Selection Criteria

The first-tier screening process is designed to identify for Claymore a universe of equity securities issuers within the energy sector for possible inclusion in a basket of single-name, knock-in reverse convertibles. The first-tier screening process is a top-down screen designed to eliminate stocks with liquidity and other risk concerns using filters such as ADTV, pending corporate actions and accessibility of hedging markets. As of July 23, 2007, this top-down screening reduced the number of eligible securities to approximately 60.
Claymore’s Second-Tier Selection Criteria

Once the first-tier selection has narrowed the universe of potential Underlying Stocks, the remaining stocks are segregated into the various sub-industries within the energy sector. The seven sub-industries represented in the Claymore YieldStream Energy 10 are: Coal & Consumable Fuels, Integrated Oil & Gas, Oil & Gas Drilling,

Oil & Gas Equipment & Services, Oil & Gas Exploration & Production, Oil & Gas Refining & Marketing, Oil & Gas Storage & Transportation.
      One to two stocks were selected from each sub-industry. Claymore evaluated certain fundamental financial information for each equity security, including consistency in sales and earnings growth as well as relatively strong cash flows and relative valuations within the sub-industry.
      The securities are not sponsored, endorsed or sold by Claymore Securities, Inc. or its parent or affiliates (Claymore). Claymore has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. Claymore makes no representation or warrant, express or implied, to any member of the public regarding the advisability of investment in securities generally or in securities particularly. Claymore makes no warranty, express or implied, as to the results to be obtained by owners of securities.
Hypothetical Illustrations:
      Example 1 — The two graphs below illustrate the effect on the redemption amount (i.e., the effective principal repayment amount at maturity) of the occurrence of a knock-in event with respect to one or more of the stocks in the Claymore YieldStream Energy 10. The hypothetical final stock prices for the YieldStream Energy 10 stocks are the same in both graphs, however, the first graph assumes that none of the YieldStream Energy 10 stocks has knocked-in during the term of the EYS and the second graph assumes that some of the YieldStream Energy 10 stocks have knocked-in during the term of the EYS.

      The above graphs illustrate that, for two identical sets of hypothetical final stock prices for the constituent stocks of the Claymore YieldStream Energy 10, the redemption amount of the securities will differ depending upon whether: (i) a knock-in event has or has not occurred with respect to a constituent stock during the term of the securities and (ii) if the final stock price for one or more of those “knocked-in” stocks finishes below its initial stock price.
      Example 2 — The table below provides a matrix to illustrate a range of potential redemption amounts, based on a specified number of stocks on which a knock-in event has occurred and corresponding final percentage change for those knocked-in stocks. 1, 2, 5, and 10 knock-in events are considered and the range of percentage changes for those stocks that have knocked-in is: +10%, -10%, -25%, -50%, -75% and -100%. The table shows the redemption amount that would result in each scenario.

# Stocks	Final	Payment at	Final	Payment at	Final	Payment at	Final	Payment at	Final	Payment at	Final	Payment at
Knocked-in	Chg	Maturity	Chg	Maturity	Chg	Maturity	Chg	Maturity	Chg	Maturity	Chg	Maturity

0	10%	$10.00	-10%	$10.00	-25%	$10.00	-50%	$10.00	-75%	$10.00	-100%	$10.00
1	10%	$10.00	-10%	$9.90	-25%	$9.75	-50%	$9.50	-75%	$9.25	-100%	$9.00
2	10%	$10.00	-10%	$9.80	-25%	$9.50	-50%	$9.00	-75%	$8.50	-100%	$8.00
5	10%	$10.00	-10%	$9.50	-25%	$8.75	-50%	$7.50	-75%	$6.25	-100%	$5.00
10	10%	$10.00	-10%	$9.00	-25%	$7.50	-50%	$5.00	-75%	$2.50	-100%	$0.00
Key Characteristics of the Enhanced Yield Securities
      The securities are unsecured senior debt obligations of Eksportfinans ASA, the performance of which is linked to the performance of the constituent stocks in the Claymore YieldStream Energy 10.
      On the maturity date, for each security you hold, you will receive a payment equal to the aggregate redemption amount, plus any accrued but unpaid interest. The “aggregate redemption amount” is equal to the sum of the redemption amounts with respect to each constituent stock of the Claymore YieldStream Energy 10, and will be a cash payment equal to the principal amount of your securities, unless:

(a) a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream Energy 10; and

(b) the final stock price of any constituent stock of the Claymore YieldStream Energy 10 with respect to which a knock-in event has occurred is less than its initial stock price.
      The “redemption amount” with respect to each constituent stock of the Claymore YieldStream Energy 10 for which the conditions described in (a) and (b) did not occur will be $1; and the “redemption amount” with respect to each constituent stock of the Claymore YieldStream Energy 10 for which the conditions described in (a) and (b) occurred will be an amount in cash equal to (i) $1 multiplied by (ii) the final stock price of the constituent stock of the Claymore YieldStream Energy 10 divided by the initial stock price of that constituent stock.
No Principal Protection
      The Enhanced Yield Securities do not provide principal protection. If a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream Energy 10 and the final stock price of any such constituent stock is less than its initial stock price, you will lose some or all of your principal (but you will still receive any accrued but unpaid interest in cash).
Considerations for Investors

Who should consider an investment in the securities?
      Investors who are willing to make an investment that is contingently exposed to the full downside performance risk of each of the constituent stocks and the potential loss of some or all of the value of their principal, who do expect to participate in any appreciation in the market prices of the constituent stocks and who are willing to receive a cash payment linked, in part, to the market prices of shares of the constituent stocks as the return on their investment if a knock-in event occurs with respect to one or more of the constituent stocks during the term of the securities and the final stock price of any such constituent stock is less than its initial stock price. In exchange for the potential downside exposure to the constituent stocks described in the preceding sentence, investors in the securities will receive interest on the securities at a rate equal to  •  % per year (expected to be between 12.50% and 13.50%, to be determined on the trade date).

Who should not consider an investment in the securities?
      The securities are not designed for, and may not be a suitable investment for, investors who are unable or unwilling to make an investment that is exposed (or contingently exposed) to the full downside performance risks of the constituent stocks. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market prices of the constituent stocks. The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.
Risk Factors
      Your investment may result in a loss of some or all of your principal. Unlike standard senior non-callable debt securities, the securities do not guarantee the return of the principal amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event for one or more constituent stocks of the Claymore YieldStream Energy 10 occurs during the term of the securities and the final stock price of any such constituent stock is less than its initial stock price. Under these circumstances, for each security you hold, the aggregate redemption amount you will receive will be less than the principal amount per security, because the redemption amount for each constituent stock of the Claymore YieldStream Energy 10 for which these circumstances do not apply will be $1 and the redemption amount for each constituent stock of the Claymore YieldStream Energy 10 for which these circumstances apply will be a cash payment equal to (i) $1 multiplied by (ii) the final stock price of the constituent stock divided by the initial stock price of the constituent stock. Accordingly, if a knock-in event has occurred with respect to one or more of the constituent stocks of the Claymore YieldStream Energy 10 during the term of the securities (i.e., the market price of any such constituent stock has declined to or below the knock-in price for such constituent stock during the term of the securities) and the final stock price of such constituent stock is less than its initial stock price, you will lose some or all of the value of the principal amount of your securities. Your principal protection is contingent and, therefore, your principal will be protected only if you hold your securities until maturity and either a knock-in event never occurs during the term of the securities with respect to any constituent stock of the Claymore

YieldStream Energy 10 or, if a knock-in event occurs during the term of the securities with respect to any constituent stock of the Claymore YieldStream Energy 10, the final stock price for that constituent stock is greater than the initial stock price for that constituent stock.
      Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Eksportfinans ASA with the same maturity date.
      There may not be an active trading market. The securities will not be listed or displayed on any securities exchange or any electronic communication network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase, if any, in the level of the Claymore YieldStream Energy 10. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the notes in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses. Wachovia Capital Markets, LLC and its broker-dealer affiliates currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the securities may cause Wachovia Capital Markets, LLC or its broker-dealer affiliates to have long or short positions in the securities. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.
      A sale prior to maturity may result in a loss. The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market prices of the constituent stocks of the Claymore YieldStream Energy 10 at any time during the term of the securities relative to their respective initial stock prices. If you choose to sell your securities when the market prices of the constituent stocks of the Claymore YieldStream Energy 10 exceed or are equal to their respective initial stock prices, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market prices of the constituent stocks of the Claymore YieldStream Energy 10 will continue to fluctuate until the final stock prices are determined and the risk that a knock-in event with respect to any constituent stock will occur. If you do not hold your securities until maturity, the market price may be less than the maturity payment on the securities, and you may experience a loss.
      Inclusion of commissions and projected profits from hedging in the initial public offering price is likely to adversely affect secondary market prices for the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia Capital Markets, LLC is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wachovia Capital Markets, LLC, as a result of dealer discounts, mark-ups or other transactions.
Certain Tax Considerations
      There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the securities or similar instruments. Pursuant to the terms of the securities, you agree to treat the securities as income-bearing financial contracts under which we deliver at maturity a cash amount determined by reference to the constituent stocks of the Claymore YieldStream Energy 10 in exchange for a fixed purchase price. You will be required to characterize the securities for all tax purposes in this manner (absent an administrative determination or judicial ruling to the contrary) even if your tax advisor would otherwise adopt an alternative characterization. Under this characterization of the securities, you will be required to include the income payable on the securities in gross income as ordinary income under your regular method of accounting, and you generally should recognize capital gain or loss upon the sale or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for the securities.
      In the opinion of Allen & Overy LLP, it would be reasonable to treat the securities in the manner described above, but if the United States Internal Revenue Service (the “IRS”) successfully argues that the securities should be treated differently, the timing and character of income on the securities may be affected. We are not requesting a ruling from the IRS with respect to the securities, and we cannot assure you that the IRS will agree with the conclusions expressed above and in the Pricing Supplement and in the accompanying Prospectus Supplement and Prospectus under “Taxation in the United States”.
Historical Information about the Constituent Stocks
      The following tables set forth the high intra-day, low intra-day and quarter-end closing prices for the constituent stocks of the Claymore YieldStream Energy 10. The information given below is for the four calendar quarters in each of 2003, 2004, 2005 and 2006, the first two calendar quarters in 2007, and the period from July 1, 2007 to August 2, 2007.
Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Peabody Energy Incorporated

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Peabody Energy	Peabody Energy	Peabody Energy
Start Date	End Date	Incorporated	Incorporated	Incorporated

01/01/2003	03/31/2003	$7.400	$6.130	$6.973
04/01/2003	06/30/2003	8.780	6.680	8.398
07/01/2003	09/30/2003	8.410	7.150	7.843
10/01/2003	12/31/2003	10.750	7.840	10.428

01/01/2004	03/31/2004	12.650	9.110	11.628
04/01/2004	06/30/2004	14.000	10.440	13.998
07/01/2004	09/30/2004	15.110	12.690	14.875
10/01/2004	12/31/2004	21.700	13.510	20.228

01/01/2005	03/31/2005	25.470	18.370	23.180
04/01/2005	06/30/2005	28.230	19.680	26.020
07/01/2005	09/30/2005	54.560	36.290	53.610
10/01/2005	12/31/2005	43.470	35.220	41.210

01/01/2006	03/31/2006	52.540	41.240	50.410
04/01/2006	06/30/2006	76.290	46.810	55.750
07/01/2006	09/30/2006	59.900	32.940	36.780
10/01/2006	12/31/2006	48.590	34.050	40.410

01/01/2007	03/31/2007	44.600	36.200	40.240
04/01/2007	05/23/2007	55.760	39.960	48.380
07/01/2007	08/02/2007	50.990	39.051	40.750

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Helix
Energy Solutions Group, Inc.

				Quarter/Period-End
		High Intra-Day Price	Low Intra-Day Price	Closing Price of Helix
Quarter/Period	Quarter/Period	of Helix Energy	of Helix Energy	Energy Solutions
Start Date	End Date	Solutions Group, Inc.	Solutions Group, Inc.	Group, Inc.

01/01/2003	03/31/2003	$12.300	$8.260	$9.005
04/01/2003	06/30/2003	11.700	7.830	10.890
07/01/2003	09/30/2003	11.530	9.260	9.755
10/01/2003	12/31/2003	12.690	9.730	12.060

01/01/2004	03/31/2004	14.000	11.370	12.900
04/01/2004	06/30/2004	15.620	12.510	15.160
07/01/2004	09/30/2004	18.140	13.960	17.810
10/01/2004	12/31/2004	21.860	16.950	20.375

01/01/2005	03/31/2005	26.140	19.110	22.650
04/01/2005	06/30/2005	26.940	20.570	26.185
07/01/2005	09/30/2005	32.180	25.980	31.705
10/01/2005	12/31/2005	40.170	26.400	35.890

01/01/2006	03/31/2006	45.610	32.850	37.900
04/01/2006	06/30/2006	45.000	29.140	40.360
07/01/2006	09/30/2006	41.920	31.120	33.400
10/01/2006	12/31/2006	37.300	27.550	31.370

01/01/2007	03/31/2007	37.590	27.890	37.290
04/01/2007	05/23/2007	41.500	35.280	39.910
07/01/2007	08/02/2007	43.860	36.140	37.400
Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Quicksilver Resources Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Quicksilver	Quicksilver	Quicksilver
Start Date	End Date	Resources Inc.	Resources Inc.	Resources Inc.

01/01/2003	03/31/2003	$8.140	$6.510	$7.923
04/01/2003	06/30/2003	8.700	7.490	7.983
07/01/2003	09/30/2003	8.720	7.650	8.143
10/01/2003	12/31/2003	11.220	8.130	10.767

01/01/2004	03/31/2004	14.230	10.690	12.920
04/01/2004	06/30/2004	22.470	12.490	22.357
07/01/2004	09/30/2004	24.080	16.860	21.780
10/01/2004	12/31/2004	25.250	19.310	24.520

01/01/2005	03/31/2005	34.533	22.290	32.487
04/01/2005	06/30/2005	43.890	31.450	42.620
07/01/2005	09/30/2005	48.510	38.230	47.790
10/01/2005	12/31/2005	50.200	32.940	42.010

01/01/2006	03/31/2006	52.750	33.060	38.660
04/01/2006	06/30/2006	46.170	29.250	36.810
07/01/2006	09/30/2006	39.820	29.040	31.900
10/01/2006	12/31/2006	43.240	28.670	36.590

01/01/2007	03/31/2007	41.000	32.950	39.770
04/01/2007	05/23/2007	49.540	39.470	44.580
07/01/2007	08/02/2007	47.090	39.430	41.550

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Marathon Oil Corporation

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Marathon Oil	Marathon Oil	Marathon Oil
Start Date	End Date	Corporation	Corporation	Corporation

01/01/2003	03/31/2003	$12.150	$9.930	$11.985
04/01/2003	06/30/2003	13.600	11.240	13.175
07/01/2003	09/30/2003	14.740	12.460	14.250
10/01/2003	12/31/2003	16.810	14.250	16.545

01/01/2004	03/31/2004	18.160	15.150	16.835
04/01/2004	06/30/2004	18.940	16.000	18.920
07/01/2004	09/30/2004	20.800	16.780	20.640
10/01/2004	12/31/2004	21.300	18.010	18.805

01/01/2005	03/31/2005	24.660	17.760	23.460
04/01/2005	06/30/2005	27.950	21.750	26.685
07/01/2005	09/30/2005	36.340	26.900	34.465
10/01/2005	12/31/2005	34.985	27.705	30.485

01/01/2006	03/31/2006	39.680	31.010	38.085
04/01/2006	06/30/2006	43.275	34.690	41.650
07/01/2006	09/30/2006	46.640	34.415	38.450
10/01/2006	12/31/2006	49.365	35.325	46.250

01/01/2007	03/31/2007	51.735	41.500	49.415
04/01/2007	05/23/2007	67.040	49.000	59.960
07/01/2007	08/02/2007	65.210	49.670	51.740
Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Pride International, Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Pride International,	Pride International,	Pride International,
Start Date	End Date	Inc.	Inc.	Inc.

01/01/2003	03/31/2003	$15.480	$12.750	$13.490
04/01/2003	06/30/2003	20.090	13.150	18.820
07/01/2003	09/30/2003	19.080	15.750	16.950
10/01/2003	12/31/2003	18.950	15.750	18.640

01/01/2004	03/31/2004	20.230	16.100	17.060
04/01/2004	06/30/2004	18.120	15.080	17.110
07/01/2004	09/30/2004	19.870	16.290	19.790
10/01/2004	12/31/2004	20.580	17.630	20.540

01/01/2005	03/31/2005	27.490	19.390	24.840
04/01/2005	06/30/2005	26.290	20.020	25.700
07/01/2005	09/30/2005	28.990	23.260	28.510
10/01/2005	12/31/2005	32.350	24.680	30.750

01/01/2006	03/31/2006	36.920	28.890	31.180
04/01/2006	06/30/2006	36.960	27.810	31.230
07/01/2006	09/30/2006	31.820	25.300	27.420
10/01/2006	12/31/2006	33.800	24.010	30.010

01/01/2007	03/31/2007	31.580	26.360	30.100
04/01/2007	05/23/2007	38.000	30.210	37.460
07/01/2007	08/02/2007	40.440	33.580	35.160

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Patterson-UTI Energy, Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Patterson-UTI	Patterson-UTI	Patterson-UTI
Start Date	End Date	Energy, Inc.	Energy, Inc.	Energy, Inc.

01/01/2003	03/31/2003	$17.750	$13.550	$16.155
04/01/2003	06/30/2003	18.490	15.900	16.185
07/01/2003	09/30/2003	16.140	12.580	13.535
10/01/2003	12/31/2003	16.970	12.840	16.465

01/01/2004	03/31/2004	19.200	15.750	17.705
04/01/2004	06/30/2004	19.560	14.520	16.705
07/01/2004	09/30/2004	19.880	15.690	19.070
10/01/2004	12/31/2004	20.450	17.850	19.450

01/01/2005	03/31/2005	26.660	17.150	25.020
04/01/2005	06/30/2005	29.330	22.380	27.830
07/01/2005	09/30/2005	36.790	27.790	36.080
10/01/2005	12/31/2005	36.730	28.450	32.950

01/01/2006	03/31/2006	38.490	25.610	31.960
04/01/2006	06/30/2006	35.650	25.240	28.310
07/01/2006	09/30/2006	29.110	21.840	23.760
10/01/2006	12/31/2006	28.210	20.810	23.230

01/01/2007	03/31/2007	24.890	21.130	22.440
04/01/2007	05/23/2007	27.660	22.170	26.210
07/01/2007	08/02/2007	26.480	21.550	22.770
Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
National Oilwell Varco, Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	National Oilwell	National Oilwell	National Oilwell
Start Date	End Date	Varco, Inc.	Varco, Inc.	Varco, Inc.

01/01/2003	03/31/2003	$23.850	$19.150	$22.390
04/01/2003	06/30/2003	24.850	20.480	22.000
07/01/2003	09/30/2003	21.920	17.710	18.140
10/01/2003	12/31/2003	23.440	17.500	22.360

01/01/2004	03/31/2004	31.080	21.660	28.280
04/01/2004	06/30/2004	31.740	25.420	31.490
07/01/2004	09/30/2004	34.480	27.940	32.860
10/01/2004	12/31/2004	37.380	31.540	35.290

01/01/2005	03/31/2005	50.500	33.080	46.700
04/01/2005	06/30/2005	49.230	39.270	47.540
07/01/2005	09/30/2005	68.330	46.210	65.800
10/01/2005	12/31/2005	67.400	53.150	62.700

01/01/2006	03/31/2006	77.600	55.780	64.120
04/01/2006	06/30/2006	72.990	56.320	63.320
07/01/2006	09/30/2006	68.650	54.870	58.550
10/01/2006	12/31/2006	68.600	51.620	61.180

01/01/2007	03/31/2007	79.280	53.750	77.790
04/01/2007	05/23/2007	109.570	76.550	104.240
07/01/2007	08/02/2007	125.360	104.250	114.410

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
Valero Energy Corporation

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	Valero Energy	Valero Energy	Valero Energy
Start Date	End Date	Corporation	Corporation	Corporation

01/01/2003	03/31/2003	$10.600	$8.050	$10.345
04/01/2003	06/30/2003	10.540	8.790	9.083
07/01/2003	09/30/2003	10.030	8.800	9.568
10/01/2003	12/31/2003	11.770	9.430	11.585

01/01/2004	03/31/2004	15.380	11.430	14.990
04/01/2004	06/30/2004	18.730	13.970	18.440
07/01/2004	09/30/2004	20.300	15.900	20.053
10/01/2004	12/31/2004	23.910	19.415	22.700

01/01/2005	03/31/2005	38.580	21.010	36.635
04/01/2005	06/30/2005	41.130	28.900	39.555
07/01/2005	09/30/2005	58.630	39.375	56.530
10/01/2005	12/31/2005	58.145	45.855	51.600

01/01/2006	03/31/2006	63.700	47.990	59.780
04/01/2006	06/30/2006	70.750	55.190	66.520
07/01/2006	09/30/2006	68.830	46.840	51.470
10/01/2006	12/31/2006	57.090	47.520	51.160

01/01/2007	03/31/2007	66.020	47.660	64.490
04/01/2007	05/23/2007	77.890	63.530	73.860
07/01/2007	08/02/2007	78.680	61.700	64.590
Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
W-H Energy Services, Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	W-H Energy	W-H Energy	W-H Energy
Start Date	End Date	Services, Inc.	Services, Inc.	Services, Inc.

01/01/2003	03/31/2003	$18.880	$13.000	$17.120
04/01/2003	06/30/2003	22.750	15.200	19.560
07/01/2003	09/30/2003	20.430	16.750	17.800
10/01/2003	12/31/2003	19.220	14.510	16.200

01/01/2004	03/31/2004	18.050	14.250	14.470
04/01/2004	06/30/2004	19.610	14.060	19.600
07/01/2004	09/30/2004	20.990	17.510	20.750
10/01/2004	12/31/2004	23.400	19.360	22.360

01/01/2005	03/31/2005	26.830	19.950	23.930
04/01/2005	06/30/2005	25.300	20.050	24.930
07/01/2005	09/30/2005	33.900	24.280	32.420
10/01/2005	12/31/2005	36.560	25.550	33.080

01/01/2006	03/31/2006	49.000	33.330	44.490
04/01/2006	06/30/2006	57.980	42.170	50.830
07/01/2006	09/30/2006	56.380	38.960	41.470
10/01/2006	12/31/2006	50.490	37.780	48.690

01/01/2007	03/31/2007	48.540	39.910	46.740
04/01/2007	05/23/2007	67.050	46.750	61.910
07/01/2007	08/02/2007	69.450	58.880	62.670

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of
The Williams Companies, Inc.

		High Intra-Day	Low Intra-Day	Quarter/Period-End
		Price of	Price of	Closing Price of
Quarter/Period	Quarter/Period	The Williams	The Williams	The Williams
Start Date	End Date	Companies, Inc.	Companies, Inc.	Companies, Inc.

01/01/2003	03/31/2003	$4.840	$2.510	$4.580
04/01/2003	06/30/2003	9.040	4.630	7.900
07/01/2003	09/30/2003	9.570	6.050	9.420
10/01/2003	12/31/2003	10.730	8.790	9.820

01/01/2004	03/31/2004	11.470	8.490	9.570
04/01/2004	06/30/2004	12.360	9.560	11.900
07/01/2004	09/30/2004	12.670	11.360	12.100
10/01/2004	12/31/2004	17.180	12.040	16.290

01/01/2005	03/31/2005	19.480	15.180	18.810
04/01/2005	06/30/2005	19.400	15.620	19.000
07/01/2005	09/30/2005	25.320	18.910	25.050
10/01/2005	12/31/2005	25.720	19.542	23.170

01/01/2006	03/31/2006	25.580	19.350	21.390
04/01/2006	06/30/2006	23.590	20.010	23.360
07/01/2006	09/30/2006	25.400	22.330	23.870
10/01/2006	12/31/2006	28.320	22.730	26.120

01/01/2007	03/31/2007	29.050	25.170	28.460
04/01/2007	05/23/2007	32.620	28.100	31.620
07/01/2007	08/02/2007	35.840	30.600	33.160
      THIS OFFERING SUMMARY SUMMARIZES AND CONDENSES THE PRELIMINARY PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. YOU SHOULD NOT RELY ON THIS OFFERING SUMMARY TO MAKE AN INVESTMENT DECISION AND SHOULD READ THE PROSPECTUS, THE PRELIMINARY PRICING SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY BEFORE MAKING AN INVESTMENT DECISION.